EXECUTION COPY
STEM CELL ASSURANCE, INC.
SHAREHOLDER AGREEMENT AND IRREVOCABLE PROXY

This Shareholder Agreement and Irrevocable Proxy is by and between Gloria McConnell (“McConnell”) and Mark Weinreb (“Weinreb”).  McConnell and Weinreb agree that the 41,034,483 shares of common stock, par value $.001 per share (the “Common Stock”), of Stem Cell Assurance, Inc. (the “Company”) owned by McConnell and any and all shares of capital stock issued in connection with a dividend, stock split, recapitalization or similar transaction, and any and all other shares of capital stock of the Company hereafter acquired by McConnell (collectively, the “Shares”), shall be voted as determined by Weinreb.

McConnell hereby appoints Weinreb her attorney and proxy, with full power of substitution, in the name and stead of McConnell, to vote as proxy all of the Shares at any and all meetings of the stockholders of the Company, including any adjournments or postponements thereof, and/or in any and all written consents in lieu of a meeting of stockholders, in such manner as Weinreb may determine in his sole discretion.

The foregoing irrevocable proxy is hereby declared to be irrevocable and to be a power coupled with an interest that shall survive the death, disability, incompetence or bankruptcy of McConnell.

This Shareholder Agreement and Irrevocable Proxy shall expire three (3) years from the date hereof and shall be binding upon the legal representatives, successors and assigns of McConnell.

This Shareholder Agreement and Irrevocable Proxy may only be amended by a writing executed by the parties.

Dated: January 20, 2011

/s/ Gloria McConnell
Gloria McConnell

/s/ Mark Weinreb
Mark Weinreb